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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934








        Date of Report (Date of earliest event reported): March 30, 2001




                                   UBICS, INC.
                                   -----------
                 (Exact name of issuer as specified in charter)




           DELAWARE                       0-23239               34-1744587
 (State or Other Jurisdiction            Commission          (I.R.S. Employer
of Incorporation or Organization)        file number      Identification Number)



                              333 TECHNOLOGY DRIVE
                                    SUITE 210
                              CANONSBURG, PA 15317
                    (Address of principal executive offices)

                                 (724) 746-6001
              (Registrant's telephone number, including area code)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On March 30, 2001, UBICS, Inc. ("UBICS") acquired Oakwood Technical Services Limited, European Software Services (UK) Limited, and Reflex I.T. Solutions Limited, each a United Kingdom company (collectively, the "UK Companies"). UBICS effected the acquisition by purchasing all of the issued and outstanding shares of the UK Companies from Teksys Inc., the sole shareholder of the UK Companies ("Teksys").

         The acquisition was consummated pursuant to a Share Purchase Agreement, dated March 30, 2001, between UBICS and Teksys. Teksys is unaffiliated with UBICS.

         The purchase price for the shares of the UK Companies was (pound)1,400,000, or approximately $2,010,000. Of the total purchase price, (pound)490,000 (approximately $703,600) was paid to Teksys at the closing, with the balance of the purchase price payable in three (3) equal installments over a period of eighteen (18) months. The purchase price is subject to adjustment based on an audit of the working capital of the UK Companies as of the closing date. In addition, UBICS has agreed to make additional payments to Teksys equal to ten percent (10%) of the amount by which the UK Companies' combined net income before taxes exceeds target net income amounts for the years ending December 31, 2001 through 2005. The purchase price was determined by arm's-length negotiations. UBICS funded the purchase price for the UK Companies with available cash reserves.

         The UK Companies provide information, consulting and technical services ranging from high level strategic human resources planning to project outsourcing and on site consulting. The UK Companies also provide website development, customized programmable kiosk design and development and data entry services.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial Statements.

         UBICS and its independent public accountants are in the process of determining whether the acquisition of the UK Companies is a significant acquisition requiring the filing of financial statements. Therefore, the financial statements described by this item are not included herewith. If such financial statements are required, UBICS undertakes to file them as soon as practicable, but in no event later than June 15, 2001.

(b)      Pro forma Financial Information.

         UBICS and its independent public accountants are in the process of determining whether the acquisition of the UK Companies is a significant acquisition requiring the filing of financial statements. Therefore, the financial statements described by this item are not included herewith. If such financial statements are required, UBICS undertakes to file the required financial statements as soon as practicable, but in no event later than June 15, 2001.

(c)      Exhibits.

2.1 Share Purchase Agreement dated as of March 30, 2001 between UBICS, Inc. and Teksys Inc.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 UBICS, Inc.


Date: April 16, 2001             By: /s/ BABU SRINIVAS
                                    --------------------------------------
                                    Name: Babu Srinivas
                                    Title: Vice President - Finance &
                                           Acting CFO


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                                  EXHIBIT INDEX

  EXHIBIT
    NO.                DESCRIPTION
  -------              -----------

    2.1 Share Purchase Agreement dated as of March 30, 2001 between UBICS, Inc. and Teksys Inc.